Exhibit 10.34

September 25, 2026

Attn: Joseph N. Forkey

Precision Optics Corporation, Inc.

22 East Broadway

Gardner MA 01440

RE:          FY 6/30/2026 Covenant Waiver - #6180851, #6180861 & #630006379

Dear Mr. Forkey,

Precision Optics Corporation, Inc. has relayed it will not meet its minimum annual debt service coverage covenant of 1.20x for the reporting period ending June 30, 2026, as defined in the loan and security agreement, dated October 4, 2021 and amended June 2, 2023, and other documents related to Borrower loans.

Main Street Bank herein agrees that the Borrower’s Minimum Annual Debt Service Coverage Ratio Covenant Default for the reporting period ending June 30, 2026, is hereby waived, and that the Borrower’s Minimum Annual Debt Service Coverage Ratio Covenant for future reporting periods is hereby waived subject to the following:

a.	Addition of a Minimum Liquidity Covenant of $2,000,000 tied to ongoing monitoring. Funds must be maintained in a Main Street Bank account. Failure to comply will be considered an Event of Default.

b.	Modify $1,250,000 LOC #6180861. The borrower may access up to $750,000 of the Line commitment in accordance with the terms & conditions further outlined in the Loan Agreement. The borrower may access the remaining commitment once the borrower attains a minimum Debt Service Coverage Ratio (DSCR) of > 1.20x based on at least 4 consecutive quarterly SEC report filings and a formal written request has been made for release by borrower.

c.	A $5,000 Modification Fee.

Please note that this waiver does not constitute a waiver of any other provision or term of the loan agreement or any related documents, nor is it an agreement to waive in the future this covenant or any other provision or term of the Loan Agreement or any related Document. All of the terms and provisions of the Loan Agreement, and all other documents and agreements between Borrower and Bank shall continue in full force and effect.

Should you have any questions, please do not hesitate to contact me at ***-***-*** or by email at *****@bankmainstreet.com.

Sincerely,

MAIN STREET BANK

/s/ Jessica L. Royce

Jessica L. Royce

Senior Vice President

Chief Commercial Lending Officer BankMainStreet.com

81 Granger Boulevard | P.O. Box 19 | Marlborough, MA 01752 | 508-481-8300 | BankMainStreet.com